As filed with the Securities and Exchange Commission on May 21, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Inari Medical, Inc.

(Exact Name of registrant as Specified in Its Charter)

Delaware	3841	45-2902923
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

9 Parker, Suite 100

Irvine, CA 92618

(877) 923-4747

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William Hoffman

Chief Executive Officer

Inari Medical, Inc.

9 Parker, Suite 100

Irvine, CA 92618

(877) 923-4747

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

B. Shayne Kennedy Nathan Ajiashvili J. Ross McAloon Latham & Watkins LLP 650 Town Center Drive, 20th Floor Costa Mesa, CA 92626 (714) 540-1235	Ilir Mujalovic Shearman & Sterling LLP 599 Lexington Avenue New York, NY 10022 (212) 848-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (File No. 333-236568)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Common stock, $0.001 par value per share	999,999	$19.00	$18,999,981	$2,466.20

(1)

Represents only the additional number of shares being registered and includes 130,434 additional shares of common stock that the underwriters have the option to purchase. This does not include the securities that the registrant previously registered on the Registration Statement on Form S-1, as amended (File No. 333-236568).

(2)

Calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended. The registrant previously registered 8,432,950 shares of its common stock with an aggregate offering price not to exceed $151,793,100 on the Registration Statement on Form S-1, as amended (File No. 333-236568), which was declared effective by the Securities and Exchange Commission on May 21, 2020. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $18,999,981 is hereby registered, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional shares.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the sole purpose of increasing the aggregate number of shares of common stock offered by Inari Medical, Inc. (the “Registrant”) by 999,999 shares, 130,434 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of the Registrant’s common stock. The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Registration Statement on Form S-1, as amended (File No. 333-236568). The information set forth in the Registration Statement on Form S-1, as amended (File No. 333-236568), and all exhibits thereto are hereby incorporated by reference in this filing.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

5.1	Opinion of Latham & Watkins LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page to the registrant’s Registration Statement on Form S-1, as amended (File No. 333-236568), filed on February 21, 2020)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on this 21st day of May, 2020.

INARI MEDICAL, INC.

By:	/s/ William Hoffman
William Hoffman
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ William Hoffman William Hoffman	Chief Executive Officer (principal executive officer), President and Director	May 21, 2020

/s/ Mitchell Hill Mitchell Hill	Chief Financial Officer (principal financial and accounting officer)	May 21, 2020

* Donald Milder	Chairman	May 21, 2020

* Cynthia Lucchese	Director	May 21, 2020

* Kirk Nielsen	Director	May 21, 2020

* Geoff Pardo	Director	May 21, 2020

* Jonathan Root, M.D.	Director	May 21, 2020

* Catherine Szyman	Director	May 21, 2020

*By:	/s/ Mitchell Hill
Mitchell Hill
Attorney-in-fact